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                                                                   EXHIBIT 3.101

                            CERTIFICATE OF FORMATION
                                       OF
                     BHC MANAGEMENT SERVICES OF GEORGIA, LLC

                  The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

                  FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is BHC Management Services of Georgia, LLC.

                  SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

Executed on January 25, 2001

                                        /s/ Paul D. Gilbert
                                        --------------------
                                        Paul D. Gilbert, Esq.
                                        Authorized Person

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 01:00 AM 01/26/2001
                                                         010042387 - 3349219
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              CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

                                       OF

                    BHC MANAGEMENT SERVICES OF GEORGIA, LLC

         It is hereby certified that:

         1. The name of the limited liability company (hereinafter called the "limited liability company") is BHC Management Services of Georgia, LLC.

         2. The certificate of formation of the limited liability company is hereby amended by striking out the First Article thereof and by substituting in lieu of said First Article the following new Article:

                  FIRST: The name of the limited liability company (hereinafter after called the "limited liability company") is BHC Management Services of Kentucky, LLC.

Executed on January 8, 2002.

                                        /s/ Paul D. Gilbert
                                        ---------------------
                                        Paul D. Gilbert, Esq.
                                        Authorized Person

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 01/08/2002
                                                          020013034 - 3349219